UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 30, 2006
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 224-8110
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
SIGNATURES

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
     On November 30, 2006, we sold 5,175,000 shares of our common stock to Feltl and Company, Inc. (the “Underwriter”) in connection with our initial public offering pursuant to a registration statement on Form SB-2, which was declared effective by the Securities and Exchange Commission on November 27, 2006. As a result of the closing of this public offering, we issued the following unregistered securities on November 30, 2006:
     (1) We sold to the Underwriter for $50.00 a warrant to purchase 450,000 shares of our common stock exercisable at $4.80 a share. The warrant is not exercisable during the first 360 days after the date of our final prospectus (November 28, 2006) and expires on the fourth anniversary of issuance. The warrant contains customary anti-dilution provisions and certain demand and participatory registration rights. The warrant may not be sold, transferred, assigned or hypothecated for a period of one year from the date of our final prospectus, except to officers or partners of the Underwriter and members of the selling group and/or their officers or partners.
     (2) Pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock, representing 30% of our issued and outstanding shares on a fully diluted basis, determined without giving effect to shares issued in connection with our public offering, or shares issued or issuable upon conversion of our outstanding 12% convertible bridge notes or the exercise of warrants issued to purchasers of the bridge notes between March 2006 and August 2006.
     (3) Pursuant to various note conversion agreements with 21 holders of convertible notes or debentures, an aggregate of $2,029,972.80 principal amount of notes were automatically converted into 634,367 shares of our common stock. In addition, we issued 40,728 common shares in lieu of the payment of accrued interest in the amount of $130,344 due certain holders of such notes.
     With respect to the issuances in items (2) and (3) above, we have agreed to include the shares issued to such lenders upon conversion of their indebtedness and in lieu of accrued interest in a registration statement which we intend to file within 60 days providing for the resale of our common stock issuable upon conversion of our bridge notes and upon exercise of warrants. Such registration will be effected at our expense.
     The foregoing issuances were made by us in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, and/or the safe harbor of Rule 506 under Regulation D. Certificates representing such securities contain restrictive legends preventing the sale, transfer or other disposition unless registered under the Securities Act, or otherwise exempt. The recipients of such securities received, or had access to, material information concerning our company filed with the Securities and Exchange Commission. No discount or commission was paid to any person in connection with the issuance of our common stock or the warrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Ronin Technologies, Inc.
Date: December 5, 2006	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer

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